UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2006

CanWest Petroleum Corporation
(Exact name of registrant as specified in its charter)

Colorado	0-27659	98-0461154
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

206 - 475 Howe Street, Vancouver, British Columbia, Canada	V6C 2B3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 685-8355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors.

Effective February 8, 2006, the Company expanded its Board of Directors to four members and appointed Ronald Phillips to fill the vacancy created by such expansion. Mr. Phillips is considered “independent” as that term is defined in Rule 4200(a)(15) of the Nasdaq listing standards and he is likely to be appointed to the Company’s audit committee, compensation committee, and nominating committee in the near future. Neither Mr. Phillips nor any of his affiliates hold any of the Company’s securities. Moreover, during the last two years, neither Mr. Phillips nor any associate or affiliate of Mr. Phillips, has or had a material interest, direct or indirect, in any transaction, or in any proposed transaction, which has materially affected or will affect the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated February 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CanWest Petroleum Corporation
(Registrant)

Date: February 9, 2006	By:	/s/ William Timmins
Name: William Timmins
Title: Secretary